UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2021 (September 29, 2021)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8401 McClure Drive

Fort Smith, Arkansas 72916

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ARCB	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 1.01 – Entry into a Material Definitive Agreement

On September 29, 2021, ArcBest® (Nasdaq: ARCB) (the “Company,” “we,” us,” or “our”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Simba Sub, LLC, a wholly owned subsidiary of the Company (“Merger Sub”), MoLo Solutions, LLC (“MoLo”) and, solely in their capacity as the representatives of the holders of the membership interests of MoLo (the “MoLo Holders”), Andrew Silver and Matt Vogrich.

Pursuant to the Merger Agreement, MoLo will be merged with and into Merger Sub, with MoLo continuing as the surviving company (the “Transaction”). As a result of the Transaction, MoLo is expected to become an indirect wholly owned subsidiary of the Company. Initial consideration (the “initial purchase price”) due to the MoLo Holders at closing of the Transaction will be an amount in cash equal to $235.0 million, subject to certain post-closing adjustments. The Company expects to fund the initial purchase price with cash from its cash reserves.

Pursuant to the provisions of the Merger Agreement, the MoLo Holders may be entitled to receive additional cash consideration based on targets of earnings before interest, taxes, depreciation and amortization as adjusted for certain items pursuant to the Merger Agreement (“Adjusted EBITDA”) for each of the years ended December 31, 2023, 2024 and 2025. Additional consideration ranging from 44% to 212% of the target payment would be made relative to 80% to 300% of the Adjusted EBITDA targets. The cumulative additional consideration through 2025 would be $215.0 million at 100% of the Adjusted EBITDA target. The acquired operations are expected to be reported within the Asset-Light ArcBest operating segment.

The Merger Agreement contains customary representations and warranties of the Company, Merger Sub, and MoLo. Each party’s obligation to consummate the Transaction is generally conditioned upon, among other things, (i) the counterparties’ representations and warranties being true, in all material respects, as of the closing, (ii) the counterparties’ performance, in all material respects, of all obligations and agreements required to be performed prior to closing, (iii) the receipt of all documents, instruments, certificates or other items required to be delivered at or as of the closing by the other parties to the Merger Agreement, (iv) the absence of legal matters prohibiting the Transaction and (v) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Transaction is expected to close in fourth quarter 2021.

The Merger Agreement provides for certain indemnification obligations of the MoLo Holders. It is contemplated that $6.7 million will be placed into an escrow account at closing to secure the MoLo Holders’ indemnification obligations to the Company as well as the post-closing true up of the initial purchase price.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, MoLo, or any of the other parties to the Merger Agreement. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of the specific dates therein, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged among the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing those matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Merger Sub, MoLo or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

ITEM 7.01 – Regulation FD Disclosure

On September 29, 2021, the Company issued a press release announcing the signing of the Merger Agreement. The Company plans to hold a conference call to discuss the details of the Transaction and will refer to a slide presentation, which is being furnished herewith. Slides will also be posted on the company’s website and will be available to download prior to the scheduled conference time. To view the presentation, please visit arcb.com.

The call will be held on September 29, 2021 at 5:00 p.m. EDT (4:00 p.m. CDT). Interested parties may listen by calling (800) 931-6428 or by joining the webcast which can be found on ArcBest’s website at arcb.com. Following the call, a recorded playback will be available through the end of the day on November 1, 2021. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 21998087. The conference call and playback can also be accessed, through November 1, 2021, on the Company’s website at arcb.com.

The press release is furnished herewith as Exhibit 99.1, and the slide presentation distributed in connection with the conference call is furnished herewith as Exhibit 99.2.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

Certain statements and information contained in this current report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: widespread outbreak of an illness or disease, including the COVID-19 pandemic and its effects, or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us; a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; interruption or failure of third-party software or information technology systems or licenses; untimely or ineffective development and implementation of, or failure to realize potential benefits associated with, new or enhanced technology or processes, including the pilot test program at ABF Freight; the loss or reduction of business from large customers; the ability to manage our cost structure, and the timing and performance of growth initiatives; inability to close the Transaction in the anticipated timeframe or at all; the cost, integration, and performance of any recent or future acquisitions, including the Transaction, and the inability to realize the anticipated benefits of the acquisition within the expected time period or at all; the timing or amount of the earnout payments for the Transaction, if any; maintaining our corporate reputation and intellectual property rights; competitive initiatives and pricing pressures; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and develop employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; governmental regulations; environmental laws and regulations, including emissions-control regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; self-insurance claims and insurance premium costs; potential impairment of goodwill and intangible assets; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; seasonal fluctuations and adverse weather conditions; and other financial, operational, and legal risks and uncertainties detailed from time to time in the Company’s public filings with the Securities and Exchange Commission (the “SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description of Exhibit

2.1#	Agreement and Plan of Merger, dated September 29, 2021, by and among the Company, Simba Sub, LLC, MoLo Solutions, LLC and Andrew Silver and Matt Vogrich, in their capacity as Sellers’ Representatives.

99.1*	Press release of the Company, dated September 29, 2021

99.2*	Presentation, dated September 29, 2021

104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

*	Furnished herewith.

#	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCBEST CORPORATION

(Registrant)

Date:	September 29, 2021	/s/ Michael R. Johns
Michael R. Johns
Vice President – General Counsel and Corporate Secretary